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                                                                    Exhibit 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.



                                              COPI COLORADO, L. P., a Delaware
                                               limited partnership

                                              By:   CRESCENT OPERATING, INC.,
                                                     a Delaware corporation

                                                    By: /s/ Jeffrey L. Stevens
                                                        Jeffrey L. Stevens,
                                                         Executive Vice
                                                            President

                                              CRESCENT OPERATING, INC.,
                                               a Delaware corporation

                                              By: /s/ Jeffrey L. Stevens
                                                  Jeffrey L. Stevens, Executive
                                                      Vice President

                                              /s/ Gerald W. Haddock
                                              GERALD W. HADDOCK

                                              /s/ John C. Goff
                                              JOHN C. GOFF

                                              /s/ Harry H. Frampton, III
                                              HARRY H. FRAMPTON, III